      As filed with the Securities and Exchange Commission on May 16, 2001
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                ----------------

                             DIGITAL LIGHTWAVE, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                      95-4313013
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                              15550 LIGHTWAVE DRIVE
                            CLEARWATER, FLORIDA 33760
               (Address of principal executive offices) (Zip Code)

                                ----------------

                             2001 STOCK OPTION PLAN
                           (Full title of the Plan(s))

                                ----------------

                                 GERRY CHASTELET
                             CHIEF EXECUTIVE OFFICER
                             DIGITAL LIGHTWAVE, INC.
                              15550 LIGHTWAVE DRIVE
                            CLEARWATER, FLORIDA 33760
                     (Name and address of agent for service)
                                 (727) 442-6677
          (Telephone Number, including area code, of agent for service)

                                ----------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                               Proposed Maximum
                                            Amount to be      Offering Price per          Proposed Maximum            Amount of
Title of Securities to be Registered       Registered(1)           Share(2)          Aggregate Offering Price(2)   Registration Fee
------------------------------------    -------------------   ------------------     ---------------------------   ----------------
2001 Stock Option Plan
Common Stock, $0.0001 par value         5,631,931 shares(2):

                                        3,000,000 shares(2)          $41.57                  $124,710,000              $31,177.50

                                        2,631,931 shares(3)          N/A (4)                    N/A (4)                 N/A (4)
===================================================================================================================================
                                                                                      Aggregate Registration Fee:     $31,177.50
===================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2001 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Of the 5,631,931 shares reserved under the 2001 Stock Option Plan, 3,000,000 shares have not previously been registered with the Securities and Exchange Commission. The filing fee with respect to the 3,000,000 shares is calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant's Common Stock on May 14, 2001 as reported by the Nasdaq National Market.

(3) Up to 2,631,931 shares were incorporated into the 2001 Stock Option Plan from the Registrant's 1996 Stock Option Plan. Such shares were previously registered on Form S-8 Registration Statement No. 333-35375 filed with the Securities and Exchange Commission on September 11, 1997.

(4) Under General Instruction E, the Registration Fee with respect to the 2001 Stock Option Plan is calculated solely on the basis of the 3,000,000 shares of Common Stock under the 2001 Stock Option Plan which were not previously registered with the Securities and Exchange Commission. The applicable filing fees for the 2,631,931 shares incorporated into the 2001 Stock Option Plan from the 1996 Stock Option Plan were paid in connection with the S-8 Registration Statement
         No. 333-35375 filed with the Securities and Exchange Commission on September 11, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Digital Lightwave, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Quarterly Report on Form 10-Q, filed with the Commission on May 15, 2001 for the period ended March 31, 2001;

         (b) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Commission on April 2, 2001;

         (c) The Registrant's Registration Statement No. 000-21669 on Form 8-A filed with the Commission on November 11, 1996, pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         The Registrant has authority under the Delaware General Corporation Law to indemnify all directors and officers to the extent provided in such law. The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by such law. The Registrant has also entered into an agreement with each of its directors and certain of its officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

         At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

  Exhibit Number  Exhibit
  --------------  -------
        4         Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration
                  Statement No. 000-21669 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.
        5         Opinion and consent of Brobeck, Phleger & Harrison LLP.
       23.1       Consent of PricewaterhouseCoopers LLP, Independent Accountants.
       23.2       Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
       24         Power of Attorney. Reference is made to page II-4 of this Registration Statement.
       99.1*      2001 Stock Option Plan.
       99.2       Form of Notice of Grant of Stock Option.
       99.3       Form of Stock Option Agreement.
       99.4       Form of Addendum to Stock Option Agreement (Involuntary Termination Following Corporate
                  Transaction/Change in Control).

* Exhibit 99.1 is incorporated by reference to the similarly described exhibit filed in connection with the Registrant's Proxy Statement filed on February 15, 2001 for the 2001 Special Meeting of Stockholders.

Item 9.  Undertakings

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2001 Stock Option Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on this 16th day of May, 2001.

                                    DIGITAL LIGHTWAVE, INC.



                                    By: /S/ Gerry Chastelet
                                       --------------------------------
                                       Gerry Chastelet
                                       Chief Executive Officer
                                       Chairman of the Board and President

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Digital Lightwave, Inc., a Delaware corporation, do hereby constitute and appoint Gerry Chastelet, Chief Executive Officer, and Steven H. Grant, Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                     TITLE                               DATE
------------------------------------      ---------------------------------------          ------------


/S/ Gerry Chastelet                       Chairman of the Board, President and Chief       May 16, 2001
------------------------------------      Executive Officer
Gerry Chastelet



/S/ Steven H. Grant                       Executive Vice President, Finance, Chief         May 16, 2001
------------------------------------      Financial Officer and Secretary
Steven H. Grant



/S/ Dr. William F. Hamilton               Director                                         May 16, 2001
------------------------------------
Dr. William F. Hamilton



/S/ Gerald A. Fallon                      Director                                         May 16, 2001
------------------------------------
Gerald A. Fallon



/S/ Robert F. Hussey                      Director                                         May 16, 2001
------------------------------------
Robert F. Hussey



/S/ Peter A. Guglielmi                    Director                                         May 16, 2001
------------------------------------
Peter A. Guglielmi

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                             DIGITAL LIGHTWAVE, INC.

                                 EXHIBIT INDEX


  Exhibit Number  Exhibit
  --------------  -------
        4         Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration
                  Statement No. 000-21669 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.
        5         Opinion and consent of Brobeck, Phleger & Harrison LLP.
       23.1       Consent of PricewaterhouseCoopers LLP, Independent Accountants.
       23.2       Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
       24         Power of Attorney. Reference is made to page II-4 of this Registration Statement.
       99.1*      2001 Stock Option Plan.
       99.2       Form of Notice of Grant of Stock Option.
       99.3       Form of Stock Option Agreement.
       99.4       Form of Addendum to Stock Option Agreement (Involuntary Termination Following Corporate
                  Transaction/Change in Control).

* Exhibit 99.1 is incorporated by reference to the similarly described exhibit filed in connection with the Registrant's Proxy Statement filed on February 15, 2001 for the 2001 Special Meeting of Stockholders.